As filed with the Securities and Exchange Commission on September 11, 2026

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SaverOne 2014 Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SaverOne 2014 Ltd.

Em Hamoshavot Rd. 94

Petah Tikvah, Israel

+972-39094177

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

(302) 738-6680
(302) 738-7210 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Max Lindenfeld, Esq. Pearl Cohen LLP 7 Times Square, 19th Floor New York, New York 10036 Tel: (646) 878-0800	Giora Gutman, Esq. Amit Pollak Matalon & Co. Raoul Wallenberg St 18 Tel Aviv-Yafo Tel: 03-568-9000

Approximate date of commencement of proposed sale: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $47,350,000 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form F-3 (File No. 333-274458), as amended, which was initially filed with the U.S. Securities and Exchange Commission on September 11, 2023 and declared effective on September 29, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $5,217. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6), and the updated amount of new securities to be registered on this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. No securities described in this prospectus can be sold until the registration statement that we filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2026

PROSPECTUS

SaverOne 2014 Ltd.

$47,350,000

Ordinary Shares

American Depositary Shares Representing Ordinary Shares

Subscription Rights

Warrants
Units

We may offer, issue and sell from time to time up to US $47,350,000 of our ordinary shares, including in the form of American Depositary Shares, or ADSs, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings.

Each ADS represents 43,200 ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to the ADSs, ordinary shares, subscription rights, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $47,350,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ADSs are listed on Nasdaq under the symbol “SVRE”. On September 4, 2026, the closing price of our ADSs on Nasdaq was $2.61 per ADS.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on September 4, 2026, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $5.566 million. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 5 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $47,350,000.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus.  This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

OUR HISTORY

We were incorporated in Israel on November 16, 2014 under the name Saverone 2014 Ltd.

For purposes of this prospectus, “Company”, “SaverOne”, “we” or “our” refers to SaverOne 2014 Ltd. thereafter unless otherwise required by the context.

ii

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel and the terms “dollar” “$,” “US$” and “U.S. dollars” refer to U.S. dollars, the lawful currency of the United States. We prepare our financial statements in NIS. This Prospectus contains conversions of NIS amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise noted, for the purposes of the presentation of financial data, all conversions from NIS to U.S. dollars and from U.S. dollars to NIS were made at the rate of NIS 2.9780 to $1.00, based on the representative exchange rate reported by the Bank of Israel on June 30, 2026.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

iii

OUR BUSINESS

Overview

We are a technology company engaged in the design, development and commercialization of transportation and safety solutions, designed to save lives by preventing car accidents based on our patented technology of detecting, analyzing and locating cellular phone radio frequency, or RF, Signals. Our strategy is to provide our technology for installation to customers in the aftermarket as well as to address OEM vehicle manufacturers, to install the Company’s protection technologies during the vehicle manufacturing process. Using this core technology, we are developing two product lines. The first is an In Cabin Driver Distraction Prevention Solution, or DDPS, which comprises an aftermarket product for vehicles (i.e., vehicles already supplied to customers) that is in a commercial phase and an original equipment manufacturer, or OEM, product targeting vehicle manufacturers which is in development. The second is an Advanced Driver-Assistance System, or ADAS, product that detects vulnerable road users, or VRUs, and provides warning to the vehicle regarding potential collision. Our ADAS product also serves as the technological basis for the application of our technology in the defense and security domain, where the same core capability of detecting, analyzing and locating RF signals is used to detect, classify and locate radio frequency emitting devices within an area of interest, including under non line of sight conditions and without requiring any cooperation from the device or its user.

Our DDPS, known also as the SaverOne system, provides an advanced driver safety solution that can identify and monitor mobile phones located in the driver’s vicinity and selectively block use of life-threatening applications. Our technology is based on our proprietary hardware, software and algorithms, and we believe it has significant advantages over our competitors’ because our solution meets the National Highway Traffic Safety Administration’s, or NHTSA, guidelines for a complete solution for distracted driving. Our DDPS solution can be utilized in commercial vehicles, buses, vehicles owned or leased by companies that are provided to employees, private vehicles and other forms of transportation.

The first-generation DDPS product was for the aftermarket vehicle market and was intended for private vehicles, trucks and buses. This Generation 1.0 was launched in late 2019, initially for private cars, and thereafter was made commercially available to trucks and buses. It is currently marketed in Israel as part of our pre-commercialization/early user campaign. We are working on pilot programs with various fleet and system integrators in the United States, Europe, Asia and APAC. As of June 30, 2026, about 5,500 systems have been ordered (which includes about 1,000 systems ordered as part of our Generation 1.0 and Generation 2.0 pilot programs and about 4,500 systems purchased in commercial orders by our customers) and about 4,300 of these systems have been installed.

The second-generation DDPS product, which was released in the fourth quarter of 2022, replaced Generation 1.0, which we phased out in the first quarter of 2023. This Generation 2.0 is intended for the global automobile market. It includes significant improvements to our Generation 1.0 solution for maximal performance, compatibility with automobiles and cellular networks, market penetration and profitability. We are targeting the global aftermarket automobile market starting with the U.S. and Europe.

With respect to our DDPS OEM solution, we plan to integrate it into the vehicle manufacturing process, to be offered directly to customers by the vehicle manufacturer as part of the vehicle. We are currently working with one of the leading global OEMs in order to have the SaverOne technology integrated into vehicles during the manufacturing process. The OEM solution is in development, and we expect to launch it during the second half of 2026. Since the development of our OEM solution is still in an early stage, it is too early to estimate the cost of development.

In the past several years, we believe that public awareness and demand for driver safety technologies have grown substantially. While there are currently many driver-assistant products on the market, we believe that the safety of drivers will be substantially improved with our technology. Our mission is to enhance driver safety by providing a solution that is highly reliable and able to prevent certain driver distractions related to mobile phone usage while driving, which we believe is a major cause for driver distraction related to automobile accidents. Mobile phone distracted driving is a leading cause of traffic accidents in the United States. According to the National Occupant Protection Use Survey conducted by the NHTSA, an estimated 230,238 drivers in the United States were holding cellphones to their ears at any given daylight moment in 2024, and the share of drivers visibly manipulating hand-held electronic devices while driving increased to 4.5% in 2024 from 3.0% in 2023. The NHTSA further reported that in 2024, 3,208 people were killed and an estimated 315,167 people were injured in motor vehicle traffic crashes involving distracted drivers, and that 8% of all fatal crashes, an estimated 13% of all injury crashes and an estimated 12% of all police-reported traffic crashes were distraction-affected. These figures are based on police crash reports, in which distraction is widely considered to be under-reported because it is difficult to identify at the scene and often depends on a surviving driver acknowledging the behavior. Moreover, the Large Truck Crash Causation Study conducted by the Federal Motor Carrier Safety Administration, or FMCSA, found that the action or inaction of a driver was the critical reason in 88% of crashes involving large trucks, and that recognition errors, which include inattention, inadequate surveillance and distraction inside and outside the vehicle, accounted for 28% of the critical reasons assigned to truck drivers.

Distracted driving due to mobile phone usage is not just a problem in the United States. According to the ESRA3 survey, carried out in 2023 by the Vias institute across 39 countries with more than 37,000 road users, 22.2% of car drivers in the 22 European countries surveyed reported having talked on a hand-held mobile phone while driving at least once in the preceding 30 days, 23.2% reported having read a message or checked social media or news while driving, and 51.0% reported having talked on a hands-free mobile phone. The corresponding figures were 30.5%, 31.5% and 47.6% in the eight countries surveyed in the Americas, and 27.6%, 24.5% and 44.3% in the six countries surveyed in Asia and Oceania.

According to S&P Global Mobility, approximately 289 million light vehicles were in operation in the United States in 2024. In Europe, according to the European Automobile Manufacturers Association, or ACEA, approximately 294 million vehicles were in use in the European Union in 2024, consisting of approximately 256 million cars, 31 million vans, 6 million trucks and 0.7 million buses, and according to the United Kingdom Department for Transport a further 41.7 million vehicles were licensed in the United Kingdom at the end of 2024, bringing the total for the European Union and the United Kingdom to approximately 336 million vehicles. In addition, according to S&P Global Mobility, approximately 88.2 million new light vehicles were sold worldwide in 2024, and global sales of new light vehicles for 2025 were forecast at approximately 89.6 million units.

The ramifications of mobile phone distracted driving exceed the bounds of just physical damage, as they can be exceedingly costly for drivers as well. For example, expressed on a per death basis, the cost of all motor-vehicle crashes (fatal, nonfatal injury, and property damage) was $13,120,000 according to the NSC. In addition, based on naturalistic driving observation, the NHTSA estimated that distraction was involved in 29% of all crashes, resulting in 10,546 fatalities, 1.3 million nonfatal injuries and $98.2 billion in economic costs in the United States in 2019, against a total economic cost of all motor vehicle crashes in that year of $340 billion, or $1.37 trillion when quality of life valuations are included. Specifically with regard to commercial vehicle crashes, the FMCSA estimated the comprehensive cost of a large truck crash, in 2023 dollars, at $49,398 for a crash without injuries, $326,810 for a crash involving injuries and $15,230,414 for a fatal crash. Accordingly, we believe that there is a tremendous financial incentive for a solution to this grave problem.

In response to the need for a solution to distracted driving resulting from the use of mobile phones, the NHTSA has published a comprehensive study suggesting that a complete solution must contain the following features: (i) the ability to distinguish between the driver’s area of the vehicle and the rest of the vehicle, (ii) does not depend on the cooperation of the driver, and (iii) selective blocking of cell phone applications. Our SaverOne system has been designed with these features in mind, and it is for this reason that we believe that it is significantly better than the existing product solutions sold in the market.

The NHTSA’s driving guidelines do not constitute U.S. law and compliance does not result in compliance with U.S. driving safety regulations. In order to market our products to vehicle manufacturers we may be required to meet different types of regulations requirements such as International Organization for Standardization (ISO) 26262 Functional Safety Regulations (ASIL), the International Standard for Automotive Quality Management Systems (IAFT) 16949, Automotive Software Process Improvement and Capability Determination (SPICE) or other common quality management standards. In order to meet the quality requirements, we will have to cooperate with vehicle manufacturers, to receive their customers’ quality requirements that meet the requisite regulation of such customers and implement tools, processes and methodologies. Such implementation will require significant resources and funds and is expected to consume significant time and effort. We expect that only our OEM solution, which is a solution designed for the OEM market, may require compliance with the foregoing regulations, whereas our Generation 1.0 and 2.0 solutions, both after-market solutions, are not required to comply with the foregoing regulations.

The SaverOne system currently has achieved safety and radiation certifications from Hermon Laboratories, an internationally approved testing and certification lab. SaverOne’s solution is certified for operating in Israel, the United States, Europe, Japan and Mexico. These certifications assure that SaverOne product complies with the regulations/legislations in these countries/regions.

Strategy

Our objective is to develop and commercialize technologies and applications designed to save lives by preventing car accidents, by detecting, analyzing and locating cellular phone RF Signals. We are targeting two business segments in development of the technology necessary to create a life-saving system that prevents certain uses of cell phones while driving a motor vehicle. The first is the DDPS which targets two product lines: an aftermarket product that is in a commercial phase, and an OEM product which is in development. The second business segment is the ADAS segment for which we offer a sensor that is dealing with the detection of VRUs by providing a warning to the vehicle regarding potential collision. We plan to market our products worldwide, targeting vehicle manufacturers and Tier-1 companies (that integrate solutions and products into the vehicle manufacturing process) with our OEM integrated solutions, and the commercial fleets (trucks and other vehicles) and public transportation companies with our aftermarket solutions. In addition, we are exploring other business sectors and applications for this ADAS segment, including defense and security applications, which are based on our ADAS product.

In order to expand the commercialization of our technologies and solutions, we intend to:

●	Increase the marketing and sales efforts of our SaverOne Generation 2.0 solution, which is aftermarket solution that is deployed for private vehicles, commercial trucks and buses.

●	Complete the development of our OEM solution. The aim of our OEM solution is that it will be directly integrated into the vehicle manufacturing process for seamless integration in the driving experience.

●	Advance our commercialization efforts and infrastructure. We are advancing our commercialization efforts and infrastructure, including increasing our sales presence globally. As we have completed the development of our Generation 2.0 and advance our OEM solution, we intend to enlarge the production process, and turn to potential customers, directly and/or through third-party distributors.

●	Complete the development of our ADAS VRU solution. The aim of our VRU solution is that it will be directly integrated into the vehicle manufacturing process for seamless integration in the driving experience, assisting with preventing collisions between vehicles and pedestrians or other road users.

●	Expand into the defense and security market. We intend to apply our core capability of detecting, analyzing and locating RF signals to defense and security applications, in order to strengthen the protection of sites and platforms through the detection, classification and localization of radio frequency emitting devices within an area of interest, including unmanned aerial vehicles, or drones, and other intruding elements, under non line of sight conditions and without requiring any cooperation from the device or its user.

●	Form alliances with industry leaders (e.g. vehicle integrators, components manufacturers), OEMs and other automotive technology providers. We plan to expand our collaboration with OEMs, Tier-1 companies and other automotive technology providers in order to integrate the SaverOne solution directly into the vehicle manufacturing process for seamless integration in the driving experience.

●	Monitor and assist governmental regulatory initiatives for enforcing implementation of driver distraction prevention systems in the vehicle. We intend to approach regulators around the globe such as the United Nations Economic Commission for Europe (UN-ECE) and the NHTSA in the US, in order to present the SaverOne solution, which we believe will help advance broad adoption of regulations that will require vehicles to implement our solution.

We are currently engaged in a campaign to promote our SaverOne system in selected jurisdictions around the world. Our previous efforts mainly entail pilot programs and collaborations with what we believe are potential strategic partners and customers. We are currently offering our solution for commercial deployments only, with an initial, pre-defined period, for evaluating the solution.

As of June 30, 2026, we have installed about 4,300 systems in fleets in various countries throughout the world and have commercial orders for about 1,200 systems, in addition to these installations.

We intend to build a global commercial infrastructure to support the commercialization of our products. During the fourth quarter of 2022, we released our Generation 2.0 solution for sale. We are targeting the global aftermarket automobile market starting with the U.S. and Europe. We intend to distribute our solution through local distributors in each country or region who are familiar in the logistics, automotive installation and support activities, as well as having links to our potential customers.

In March 2023, we joined the European Union’s (EU) Regulatory Committee on Driver Distraction, as an observing member. This committee is responsible for setting EU regulations for OEMs for in-vehicle technologies that help detect driver distractions and improve road safety. As an observing member, we have the opportunity to contribute our strong expertise and insights to help shape the future of in-vehicle technology, to reduce driver distractions and better protect vulnerable road users and will participate in discussions, provide feedback, and help craft regulations that promote safer driving habits and promote technologies to reduce accidents on the road. Under Regulation (EU) 2019/2144, as supplemented by Commission Delegated Regulation (EU) 2023/2590, advanced driver distraction warning systems have been required for new vehicle types approved in the EU since July 7, 2024, and since July 7, 2026 they are required for all new passenger cars, vans, trucks and buses sold in the EU. We believe that this requirement establishes driver distraction as a mandated safety domain in the EU and expands the addressable market for driver distraction technologies. Our solution prevents the use of distracting mobile phone applications by the driver, and Annex II to the regulation provides that distraction avoidance by technical means may also be taken into consideration. We believe that our solution is complementary to the systems being installed under the current regulation.

Corporate Information

We were incorporated in Israel on November 16, 2014.

Our principal executive office is located at Em Hamoshavot Rd. 94, Petah Tikvah, Israel and our phone number is +972-3909-4177. We maintain a corporate website at https://saver.one. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers like SaverOne that file electronically with the SEC. The address of that site is www.sec.gov.

The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 19711, as our authorized agent in the United States in connection with this offering.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $47,350,000.  The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein and therein by reference contain statements and information that involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements, but these are not the only ways these statements are identified. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Readers are encouraged to consult the Company’s filings made on Form 6-K, which are periodically filed with or furnished to the SEC.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	our planned level of revenues and capital expenditures;

●	our ability to continue our business operations on a going concern;

●	our ability to maintain our Nasdaq Listing;

●	the ability of our technology to substantially improve the safety of drivers;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our intention to advance our technologies and commercialization efforts;

●	our intention to use local distributors in each country or region that we will conduct business to distribute our products or technology;

●	our plan to seek patent, trademark and other intellectual property rights for our products and technologies in the United States and internationally, as well as our ability to maintain and protect the validity of our currently held intellectual property rights;

●	our expectations regarding future changes in our cost of revenues and our operating expenses;

●	interpretations of current laws and the passage of future laws;

●	acceptance of our business model by investors;

●	the ability to correctly identify and enter new markets;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	projected capital expenditures and liquidity;

●	our intention to retain key employees, and our belief that we maintain good relations with all of our employees;

●	security, political and economic instability in the Middle East that could harm our business, including due to the current war between Israel and Hamas and Israel and Iran; and

●	those factors referred to in our in our most recent Annual Report on Form 20-F (or any updates in our Reports on Form 6-K) incorporated by reference herein in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our 2025 Annual Report generally, which is incorporated by reference into this prospectus.

The preceding list is not intended to be an exhaustive list of any forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results to differ materially from the results expressed or implied by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements contained in this prospectus are based upon information available to our management as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

CAPITALIZATION

The following table sets forth our total capitalization as of June 30, 2026. You should read this information in conjunction with our financial statements and the related notes incorporated by reference in this prospectus.

	As of June 30, 2026
	Actual
	(NIS, in thousands, except share data)	Convenience translation into USD in thousands (1)
Cash and cash equivalents	8,361	2,808
Promissory notes, net	-	-
Ordinary shares, value NIS 0.01: 500,000,000,000 shares authorized, 101,814,335,346 shares issued and outstanding (actual)	-	-
Share capital and premium	238,449	80,070
Capital reserves in respect of share-based payment	18,798	6,312
Accumulated deficit	(224,281)	(75,313)
Total shareholders’ capital equity	32,966	11,070

(1)	Calculated using the exchange rate reported by the Bank of Israel for June 30, 2026, at the rate of one U.S. dollar per NIS 2.9780.

As of June 30, 2026, we had 101,814,335,346 Ordinary Shares issued and outstanding. Unless otherwise indicated, the share information in this prospectus excludes, as of such date:

●	1,386,503 Ordinary Shares issuable upon exercise of options outstanding under the 2015 Plan, at a weighted average exercise price of NIS 6.28 (approximately $2.11) per share;

●	67,500 restricted Ordinary Shares units outstanding under the 2015 Plan;

●	3,713,497 Ordinary Shares reserved for future issuance under our 2015 Plan;

●	16,383,410 Ordinary Shares issuable upon the exercise of warrants sold in our IPO in June 2022;

●	787,550 Ordinary Shares issuable upon the exercise of warrants granted to the underwriters in connection with our IPO in the United States in June 2022.

●	390,857,940 Ordinary Shares issuable upon the exercise of warrants granted to the investors in a private placement offering closed on January 30, 2025; and

●	13,680,000 Ordinary Shares issuable upon the exercise of the Placement Agent Warrants issued in a private placement offering on January 30, 2025 under an effective F-3 registration statement.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for global sales and marketing expansion, research and development, working capital, general corporate purposes and possible future acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

As of September 4, 2026, our authorized share capital consisted of 500,000,000,000 ordinary shares, par value NIS 0.01 per share, of which 107,992,885,746 Ordinary Shares, represented by 2,499,835 ADS were issued and outstanding as of such date.

All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any pre-emptive rights.

Registration number and purposes of the company

Our registration number with the Israeli Registrar of Companies is 515154607. Our purpose as set forth in our amended and restated articles of association, as amended (the “Articles of Association”) is to engage in any lawful activity.

Voting rights and conversion

All Ordinary Shares will have identical voting and other rights in all respects.

Transfer of shares

Our fully-paid Ordinary Shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of directors

On February 17, 2025, at the special meeting of shareholders, our shareholders approved a new amendment to our Articles of Association, which established the division of the Board of Directors of the Company into staggered three-year terms. In addition, an affirmative vote of 75% of the voting power represented at a general meeting and voting thereon, disregarding abstentions from the count of the voting power present and voting, provided that the quorum is not less than 25% of the Company’s then issued and outstanding share capital, is required to amend our Articles of Association with respect to the provisions relating to the staggered board, dismissal and the provisions relating to shareholder proposals.

Our Ordinary Shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect the director(s), subject to the special approval requirements for external directors under the Companies Law described under “Management — External directors.”

Under our Articles of Association, our board of directors must consist of no less than three but no more than 12 directors, including external directors. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting.

In addition, our Articles of Association allow our board of directors to appoint new directors to fill in vacancies which can occur for any reason or as additional directors, provided that the number of board members shall not exceed the maximum number of directors mentioned above. The appointment of a director by the board shall be in effect until the following annual general meeting of the shareholders or until the end of the director’s tenure in accordance with our Articles of Association.

Our external directors have a term of office of three years under Israeli law and may be elected for up to two additional three-year terms (or more under certain circumstances) under the circumstances described above. External directors may be removed from office only under the limited circumstances set forth in the Companies Law.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. As of December 31, 2025, we did not have distributable earnings pursuant to the Companies Law.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future. For more information, see “Dividend Policy.”

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel.

Shareholder meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once each calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our Articles of Association as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Also, one or more shareholders holding at least 5% of our voting rights may request that we convene an extraordinary general meeting of shareholders.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which generally may be between no less than 4 days and no more than 60 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under our Articles of Association, we are required to publish notice of any annual or special general meeting in two widely published, Hebrew-language daily newspapers, or on our website and are not required to give notice of any annual general meeting or special general meeting to our registered shareholders, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or special general meeting generally be provided to our shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Companies Law, shareholders are not permitted to take action by written consent in lieu of a meeting.

Voting rights

Quorum requirements

Pursuant to our Articles of Association, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to next week at the same time and place or to a different time or date if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a lawful quorum, instead of 25% otherwise required by the Companies Law.

Vote requirements

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Articles of Association. Pursuant to our Articles of Association, an amendment to our articles of association regarding any change to the board composition will require in certain cases, a supermajority of 75% of the participating shares is required (See “Board Practices”). Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires the approval described above under “Management — Fiduciary duties and approval of related-party transactions — Approval of related-party transactions.” Certain transactions with respect to remuneration of our office holders and directors require further approvals described above under “Management — Fiduciary duties and approval of related-party transactions — Director and officer compensation.” Under our Articles of Association, any change to the rights and privileges of the holders of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to corporate records

Under the Companies Law, shareholders are entitled to access to minutes of our general meetings, our shareholders register and principal shareholders register, our Articles of Association, our financial statements and any document that we are required by law to file publicly with the Israel Securities Authority. In addition, shareholders may request any document related to an action or transaction requiring shareholder approval under the related-party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Shareholder duties

Under the Companies Law, a shareholder has a duty to act in good faith and customary manner toward the company and other shareholders and to refrain from abusing its power in the company. This duty applies, among other things, when voting at a meeting of shareholders on an amendment to the articles of association, an increase of the authorized share capital, a merger or certain related-party transactions.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder that knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, under our Articles of Association, has the power to appoint or to prevent the appointment of a director or officer of the company or to exercise another power with respect to the company. The Companies Law does not define the substance of this duty of fairness. However, a shareholder’s breach of duty of fairness is subject to laws regarding breaches of contracts and takes into account the status of such shareholder with respect to the company.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a publicly traded company incorporated in Israel, and who would, as a result, hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether or not such shareholder accepted the tender offer, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special tender offer

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% of the voting rights in the company, unless there is already a person holding 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a person holding more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval or (ii) was from a 25% or 45% shareholder, as the case may be. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer generally may be consummated only if (i) at least 5% of the voting rights in the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares.

Special rules govern a merger with an acquiror that is already affiliated with the target. Unless a court rules otherwise, the merger must also be approved by at least 50% of the votes of the shares of the target that are held by the shareholders other than (i) the acquiror and (ii) any person (or group of persons acting in concert) who holds 25% or more of the voting rights of the acquiror, or the right to appoint 25% or more of the directors of the acquiror. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Management — Fiduciary duties and approval of related-party transactions— Approval of related-party transactions”). If the transaction would have been approved by the shareholders of a merging company but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Borrowing powers

Pursuant to the Companies Law and our Articles of Association, our board of directors may exercise all powers and take all actions that are not required under law or under our Articles of Association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in capital

Our Articles of Association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver our ADSs. Each ADS will represent forty three thousand two hundred (43,200) Ordinary Shares (or a right to receive forty three thousand, two hundred Ordinary Shares) deposited with Bank Leumi, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which our ADSs will be administered is located at the depositary’s principal executive office, at 240 Greenwich Street, New York, N.Y. 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold our ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and our ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADS. For directions on how to obtain copies of those documents see “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver our ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying our ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our Articles of Association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of our ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our ordinary shares from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying our ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement terminates, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities, or reverse previously accepted surrenders of that kind that have not settled, if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to our ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to our ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we are the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to our ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or our ADSs.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 29 and “Documents Incorporated by Reference” beginning on page 30. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ADSs. We may issue warrants independently of or together with ordinary shares (including ordinary shares represented by ADSs) offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, ordinary shares (including ordinary shares represented by ADSs). Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants. The following summaries of certain provisions of the warrant agreements and warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificates relating to each series of warrants which we will file with the SEC and incorporate by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of any series of warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

●	the offering price;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

●	the number of warrants being offered;

●	the date, if any, after which the warrants and the underlying securities will be transferable separately;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire, or the Expiration Date;

●	the number of warrants outstanding, if any;

●	any material Israeli and/or U.S. federal income tax consequences;

●	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase ordinary shares will not have any rights of holders of ordinary shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying ordinary shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

●	the trading price of the warrants;

●	the price of the underlying securities at that time;

●	the time remaining to expiration; and

●	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within two (2) business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 29 and “Incorporation of Certain Documents by Reference” beginning on page 30. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange or

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares, ADSs or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of our securities and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Amit Pollak Matalon & Co. The validity of our securities being offered by this prospectus and certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Pearl Cohen LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholder are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Report on Form 6-K filed with the SEC on April 21, 2026, April 28, 2026, June 16, 2026, June 26, 2026, June 30, 2026, August 14, 2026, August 14, 2026, and August 18, 2026;

●	The description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 27, 2026, including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus and any accompanying prospectus supplement additional documents that we may file with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

SaverOne 2014 Ltd.

Em Hamoshavot Rd. 94

Petah Tikva, 4970602, Israel

Attention: Chief Financial Officer

Tel.: +972-3909-4177

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

ENFORCEABILITY OF CIVIL LIABILITIES

Israel

We have been informed by our legal counsel in Israel, Amit Pollak Matalon & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$	*
FINRA filing fee	$	*
Legal fees and expenses		$10,000
Accountants fees and expenses		$2,000
Printing Fees	$	*
Miscellaneous	$	*
Total		$12,000

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

$47,350,000

Prospectus

                    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our Articles include such a provision. The Company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968 (the “Securities Law”), a company may indemnify, or undertake in advance to indemnify, an office holder for the following liabilities and expenses, imposed on office holder or incurred by office holder due to acts performed by him or her as an office holder, provided its articles of association include a provision authorizing such indemnification:

●	monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or as a monetary sanction;

●	a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

●	An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that such act would not prejudice the company;

●	a breach of the duty of care to the company or to a third-party;

●	a monetary liability imposed on the office holder in favor of a third-party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Nevertheless, under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company in the event office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive unlawful personal benefit; or

●	a fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders require the approval of the remuneration committee, board of directors and, in certain circumstances, the shareholders, as described under “Item 6 — Directors, Senior Management and Employees—B. Compensation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020.

Our Articles permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law and Securities Law. Each of our office holders have entered into an indemnification agreement exculpating them, to the fullest extent permitted by Israeli law, from liability to us for damages caused to us as a result of a breach of the duty of care and undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from certain acts performed by such office holders in their capacity as an office holder of the Company, our subsidiaries or our affiliates. The indemnification is limited both in terms of amount and coverage.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, 0however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 10 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Petah Tikva, Israel, on September 11, 2026.

SAVERONE 2014 LTD.

By:	/s/ Ori Gilboa
Ori Gilboa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ori Gilboa	Chief Executive Officer and Director	September 11, 2026
Ori Gilboa	(Principal Executive Officer)

/s/ Meital Nevo	Chief Financial Officer	September 11, 2026
Meital Nevo	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	September 11, 2026
Jacob Tenenboim

*	Director	September 11, 2026
Sharon Schreiber

*	Director	September 11, 2026
Yaron Be’eri

*	Director	September 11, 2026
Shlomo Shalev

* /s/ Ori Gilboa
Ori Gilboa
Attorney in Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SaverOne 2014 Ltd. has signed this registration statement in the city of Newark, the State of Delaware, on September 11, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Form of Deposit Agreement between the registrant, the Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder (filed as Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 30, 2022, and incorporated herein by reference)

4.2	Specimen American Depositary Receipt (included in Exhibit 4.1) (filed as Exhibit 4.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 30, 2022, and incorporated herein by reference)

4.3*	Form of Warrant Agreement (including Warrant Certificate)

4.4*	Form of Unit Agreement (including form of Unit Certificate)

4.5*	Form of Subscription Right Agreement (including form of Right Certificate)

5.1**	Opinion of Amit Pollak Matalon & Co., Israeli counsel to the Registrant (including consent)

5.2**	Opinion of Pearl Cohen Zedek Latzer Baratz LLP, U.S. counsel to the Registrant (including consent)

23.1**	Consent of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accounting firm with respect to financial statements of the Registrant

23.2**	Consent of Amit Pollak Matalon & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)

23.3**	Consent of Pearl Cohen Zedek Latzer Baratz LLP, U.S. counsel to the Registrant (included in Exhibit 5.2)

24.1**	Powers of Attorney (included on signature page) (filed herewith)

107**	Filing Fee Table

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

**	Filed herewith.